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As filed with the Securities and Exchange Commission on December 20, 2001
Registration No. 333-69263

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

HARRAH'S ENTERTAINMENT, INC.
(Exact name of Registrant as specified in its charter)

DELAWARE	7993	62-1411755
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

ONE HARRAH'S COURT
LAS VEGAS, NEVADA 89119
(702) 407-6000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

HARRAH'S OPERATING COMPANY, INC.
(Exact name of Registrant as specified in governing instruments)

DELAWARE	7993	75-1941623
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

ONE HARRAH'S COURT
LAS VEGAS, NEVADA 89119
(702) 407-6000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Stephen H. Brammell General Counsel Harrah's Entertainment, Inc. One Harrah's Court Las Vegas, Nevada 89119 (702) 407-6000	Brad L. Kerby Corporate Counsel Harrah's Entertainment, Inc. One Harrah's Court Las Vegas, Nevada 89119 (702) 407-6000	Charles K. Ruck, Esq. Latham & Watkins 650 Town Center Drive, Suite 2000 Costa Mesa, California 92626-1925 (714) 540-1235

   This Post-Effective Amendment No. 1 to Form S-3 shall become effective in accordance with Section 8(c), of the Securities Act of 1933, as amended, on such date as the Commission, acting pursuant to Section 8(c), may determine.

DEREGISTRATION OF SECURITIES

   A Registration Statement on Form S-3 (Registration No. 333-69263), was originally filed with the Securities and Exchange Commission by Harrah's Entertainment, Inc. and Harrah's Operating Company, Inc. (together, "the Registrant") on December 18, 1998. The Registration Statement related to the registration of $750,000,000 in aggregate initial offering price of debt securities of Harrah's Operating Company, Inc. ("HOC") and guarantees by Harrah's Entertainment, Inc. of the payment of all obligations of HOC under these debt securities (together, the "Securities"), to be issued and sold from time to time. $250,000,000 in aggregate initial offering price of the Securities remain unsold, and accordingly, the Registrant hereby deregisters the unsold Securities by means of this Post-Effective Amendment No. 1 to the Registration Statement.

HARRAH'S OPERATING SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on December 19, 2001.

HARRAH'S OPERATING COMPANY, INC.
Dated: December 19, 2001	By	/s/ PHILIP G. SATRE Philip G. Satre Chairman and Chief Executive Officer

    Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ PHILIP G. SATRE Philip G. Satre	Chairman and Chief Executive Officer	December 19, 2001
/s/ CHARLES L. ATWOOD Charles L. Atwood	Director and Chief Financial Officer	December 19, 2001
* Gary W. Loveman	Director	December 19, 2001
/s/ ANTHONY D. MCDUFFIE Anthony D. McDuffie	Controller and Principal Accounting Officer	December 19, 2001
*By:	/s/ PHILIP G. SATRE
Philip G. Satre Attorney-in-Fact

HARRAH'S ENTERTAINMENT SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on December 19, 2001.

HARRAH'S ENTERTAINMENT, INC.
Dated: December 19, 2001	By	/s/ PHILIP G. SATRE Philip G. Satre Chairman and Chief Executive Officer

    Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* James B. Farley	Director	December 19, 2001
* Joe M. Henson	Director	December 19, 2001
* Ralph Horn	Director	December 19, 2001
/s/ GARY W. LOVEMAN Gary W. Loveman	Director, President and Chief Operating Officer	December 19, 2001
/s/ R. BRAD MARTIN R. Brad Martin	Director	December 19, 2001
/s/ GARY G. MICHAEL Gary G. Michael	Director	December 19, 2001
/s/ ROBERT G. MILLER Robert G. Miller	Director	December 19, 2001

* Walter J. Salmon	Director	December 19, 2001
/s/ PHILIP G. SATRE Philip G. Satre	Chairman and Chief Executive Officer	December 19, 2001
* Boake A. Sells	Director	December 19, 2001
* Eddie N. Williams	Director	December 19, 2001
/s/ ANTHONY D. MCDUFFIE Anthony D. McDuffie	Controller and Principal Accounting Officer	December 19, 2001
*By:	/s/ PHILIP G. SATRE
Philip G. Satre Attorney-in-Fact

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DEREGISTRATION OF SECURITIES
HARRAH'S OPERATING SIGNATURES
HARRAH'S ENTERTAINMENT SIGNATURES